COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
IN DREYFUS 100% U.S. TREASURY LONG TERM FUND AND THE
MERRILL LYNCH GOVERNMENTS, U.S. TREASURY, LONG-TERM
(10 YEARS AND OVER) INDEX

 EXHIBIT A:


                        MERRILL LYNCH GOVERNMENTS,          DREYFUS 100%
   PERIOD               U.S. TREASURY, LONG-TERM           U.S. TREASURY
                       (10 YEARS AND OVER) INDEX*          LONG TERM FUND

   3/27/87                           10,000                         10,000
  12/31/87                            9,702                          9,554
  12/31/88                           10,595                         10,335
  12/31/89                           12,597                         12,012
  12/31/90                           13,410                         12,855
  12/31/91                           15,882                         15,205
  12/31/92                           17,144                         16,353
  12/31/93                           20,098                         19,066
  12/31/94                           18,604                         17,315
  12/31/95                           24,310                         21,627
  12/31/96                           24,069                         21,814


 *Source: Merrill Lynch, Pierce, Fenner and Smith Inc.